United States

                          Securities and Exchange Commission

                              Washington, DC 20549


                                    Form 8-K

                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report December 23, 2003


                            Patriot Motorcycle Corp.
                            ------------------------
             (Exact Name of Registrant as Specified in It's Charter)


                  6500 South 850 East Zionsville, Indiana 46077
                  ---------------------------------------------
                     (Address of Principal Executive Offices
                     ---------------------------------------

         Registrants telephone number; including area code 317-696-2161
                                                           ------------

               (Name and address of Registrants Agent for Service)

                         Daniels McGowan & Associates LP
                           1801 South Fifteenth Street
                             Philadelphia, PA 19145
                               Tel:  215-781-7389

ITEM  1.  CHANGES  IN  CONTROL  OF  REGISTRANT

     Our company has 50,000,000 shares of common stock authorized and 5,000,000 shares of preferred stock authorized. Of the authorized common stock, 4, 893,425 shares are issued and outstanding of which 84.87% are owned by Michel
Attias. Mr. Attias also owns 216,067 shares of Series A convertible preferred stock which is convertible into 2,167,670 shares of common stock.

     In February of 2003 we announced the proposed acquisition of Steel Dream Productions Inc and Steel Dreams Event Corp ( herinafter collectively referred to as "Steel Dreams"). Under the terms of the acquisition agreement all of the shares of Steel Dreams stock was to be acquired in exchange for 2,000,000 shares of our common stock, owned by Mr. Attias, and one half of the Series A stock, also owned by Mr. Attias, which would be convertible into an additional 1,083,835 shares of common stock. A new management group consisting of G. Michael Shannon, CEO, Mark Green, Senior Vice President of Sales and Marketing and Ken Rapier, would take over operations of the company and share equally in the shares acquired in the exchange of stock with Mr. Attias.

     As a result, control would effectively vest in the new control group consisting of Messrs. Shannon, Green and Rapier. Control as defined in Regulation C means "possession, direct or indirect, or the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

     The new management team joined the company in March of 2003 and announcements were made in the form of press releases which are incorporated herein by reference and attached as Exhibits A and B to this Form 8-K.

     As of the date of this filing none of the stock described herein has been exchanged and the parties have agreed to terminate the contract. None of the stock of Steel Dreams has been transferred to our company and none of our stock has been transferred to Messrs. Shannon, Green and Rapier. A copy of the Agreement to Terminate Contract is attached to this Form 8-K as Exhibit C.

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

     The term disposition includes every sale, disposition by lease, exchange, merger, consolidation, mortgage, assignment or hypothecation of assets, whether for the benefit of creditors or otherwise, abandonment, destruction or other disposition. Because the proposed transaction described under Item 1 was never consummated we take the position that it amounts to a disposition of assets. These assets are reported in the financial statements of Steel Dreams which are attached to this Form 8-K as Exhibit D.

ITEM  3.  BANKRUPTCY  OR  RECEIVERSHIP

     There are no Bankruptcy or Receivership proceedings with regard to the Registrant.

ITEM  4.  CHANGE  IN  REGISTRANTS'S  CERTIFYING  ACCOUNTANT

     There  has  been  no  change  in  the  Registrant's  Certifying accountant.

ITEM  5.  OTHER  EVENTS  AND  OTHER  FD  DISCLOSURE

     There are no other events or other FD disclosure to be made by the Registrant at this time.

ITEM  6.  RESIGNATION  OF  REGISTRANTS'S  DIRECTORS.

     The resignations of Messrs. Shannon, Green and Rapier are effective as of the date and time of filing of this Current Report. A copy of their letters of resignation are attached hereto as Exhibit E to this Form 8-K.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     The  financial  statement  of  Steel  Dreams  is  furnished  as  Exhibit D.

ITEM  8.  CHANGE  IN  FISCAL  YEAR

     There  has  been  no  change  in  the  Fiscal  Year  of  the  Registrant.

ITEM  9.  REGULATION  FD  DISCLOSURE.

     There  is  no  additional  FD  Disclosure  by  the Registrant at this time.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PATRIOT  MOTORCYCLE  CORP.
                                   --------------------------
                                           (Registrant)

                                   /s/  G.  Michael  Shannon,  CEO
Date: December 3, 2003               _____________________________
                                   G.  Michael  Shannon  CEO